Exhibit 1.1

ARIZONA PUBLIC SERVICE COMPANY

$100,000,000 5.50% Notes due 2035

$600,000,000 6.25% Notes due 2056

UNDERWRITING AGREEMENT

August 10, 2026

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BMO Capital Markets Corp.
151 West 42nd Street, 32nd Floor
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

PNC Capital Markets LLC
300 Fifth Avenue, Floor 10
Pittsburgh, Pennsylvania 15222

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202

As Representatives of the several Underwriters named in Exhibit A hereto

Ladies and Gentlemen:

1.            Introduction. Arizona Public Service Company, an Arizona corporation (the “Company”), proposes to issue and sell to Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. (collectively, the “Representatives”) and the other several underwriters named in Exhibit A hereto (collectively, and including any person substituted for any such underwriter pursuant to Section 8, the “Underwriters”) $100,000,000 in aggregate principal amount of its 5.50% Notes due 2035 (the “Reopened 2035 Notes”) and $600,000,000 in aggregate principal amount of its 6.25% Notes due 2056 (the “Series 2056 Notes” and, together with the Reopened 2035 Notes, the “Securities”) to be issued under the Indenture dated as of January 15, 1998 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (ultimate successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by one or more Supplemental Indentures between the Company and the Trustee (each, a “Supplemental Indenture”) (the Original Indenture as amended and supplemented by such Supplemental Indentures, including (i) in the case of the Reopened 2035 Notes, the Ninth Supplemental Indenture dated as of August 15, 2005 between the Company and the Trustee, and (ii) in the case of the Series 2056 Notes, the Thirty-Fourth Supplemental Indenture to be dated as of August 13, 2026 between the Company and the Trustee (such Thirty-Fourth Supplemental Indenture referred to herein as the “Most Recent Supplemental Indenture”), referred to herein collectively as the “Indenture”). The Company previously issued $250,000,000 aggregate principal amount of its 5.50% Notes due 2035 (the “Initial 2035 Notes”) under the Indenture. The Reopened 2035 Notes will have identical terms (other than the issue date, the issue price and the first interest payment date) as, and will be part of a single series with, the Initial 2035 Notes, will be fungible with the Initial 2035 Notes for U.S. federal income tax purposes, will have the same CUSIP number as the Initial 2035 Notes, and will trade interchangeably with the Initial 2035 Notes. All obligations of the Underwriters hereunder are several and not joint.

2.            Representations and Warranties of the Company. In connection with the offering of the Securities, the Company represents and warrants to, and agrees with, the several Underwriters as follows (each representation, warranty or agreement relating to information in the Registration Statement (as defined below) shall be deemed to relate only to information concerning the Company included therein):

(a)            A registration statement on Form S-3 (Registration No. 333-277448-01) relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”), (ii) been filed with the Commission under the Act and (iii) become effective under the Act. As used in this Agreement:

(i)            “Applicable Time” means 4:20 p.m., New York City time, on the date hereof;

(ii)           “Effective Date” means the date as of which any part of the Registration Statement relating to the offering of the Securities is deemed to have become effective under the Act in accordance with Rule 430B of the Rules and Regulations;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv)          “Most Recent Preliminary Prospectus” means the latest Preliminary Prospectus (as defined below), which, for purposes of this Agreement, shall be the Preliminary Prospectus dated August 10, 2026;

(v)           “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including, for purposes of this definition, any documents incorporated by reference therein as of the Applicable Time), including any preliminary prospectus supplement relating to the Securities;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the Most Recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Exhibit B hereto, if any, and the additional information set forth on Exhibit B hereto, if any;

(vii)         “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus (including the Most Recent Preliminary Prospectus) or the Prospectus shall be deemed to include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)            The Company was at the time of the initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405 of the Rules and Regulations), is on the date hereof and will be on the Closing Date (as defined below) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations), including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c)            The Registration Statement, on the Effective Date and the Closing Date, conformed and will conform in all material respects, and any amendments to the Registration Statement filed after the date hereof and on or prior to the Closing Date will conform in all material respects, when filed, to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations. Any Preliminary Prospectus conformed or will conform, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made (i) as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b), or (ii) with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

(e)            The Prospectus will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b).

(f)            The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            The Pricing Disclosure Package will not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b). The Company hereby consents to the use of the Pricing Disclosure Package in connection with the sale and distribution of the Securities by the Underwriters.

(h)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b).

(i)             Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not, on or prior to the date hereof, made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, except as set forth on Exhibit C hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            The Company has not distributed and, prior to the later of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus set forth on Exhibit C hereto or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(e).

(k)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in the Pricing Disclosure Package.

(l)             The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)           The financial statements of the Company referred to, incorporated by reference or contained in the Registration Statement and the Most Recent Preliminary Prospectus present fairly in all material respects the financial position of the Company as of the dates shown and the results of its operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis in all material respects with respect to the periods involved as stated therein (except as disclosed therein). Any schedule included in the Registration Statement presents fairly in all material respects the information required to be stated therein. The Company maintains systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and (iii) assets are safeguarded from loss or unauthorized use that could have a material effect on the financial statements of the Company.

(n)            The Indenture, other than the Most Recent Supplemental Indenture, has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity. The Most Recent Supplemental Indenture, establishing the terms of the Series 2056 Notes, has been duly authorized by the Company and, when executed and delivered by the Company, will be duly qualified under the Trust Indenture Act and a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(o)            The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor as provided herein, will be entitled to the benefits provided by the Indenture and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will conform to the description of the Securities contained in each of the Most Recent Preliminary Prospectus and the Prospectus.

(p)            The issue and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or mortgage or other deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) violate or result in a breach of the Articles of Incorporation, as amended, or Bylaws of the Company, (iii) violate or result in a breach of any federal or state law, rule or regulation applicable to the Company (excluding state securities and blue sky laws) or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company (except as contemplated therein), except, in the case of clause (i) and clause (iii) above, for any such conflict, breach or violation that is not reasonably likely to have a material adverse effect on the current or future financial condition of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization, order, registration or qualification of or with any such court or federal or state governmental authority is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (w) an order of the Arizona Corporation Commission (the “ACC”) authorizing the issuance and sale of the Securities and the execution and delivery of the Indenture on the terms and conditions in this Agreement, the Pricing Disclosure Package and the Prospectus, which order has been granted and is in full force and effect, (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters, (y) the qualification of the Indenture under the Trust Indenture Act and (z) the registration under the Act of the Securities, and in the case of clause (y) and clause (z) above, such qualification and registration to be obtained on or prior to the Closing Date.

(q)            This Agreement has been duly authorized, executed and delivered by the Company.

(r)            With certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity and/or certificates of environmental compatibility from the ACC under the Arizona Revised Statutes (“A.R.S.”) Section 40-281.A and/or A.R.S. Sections 40-360, et seq., for construction of its lines, plant, services or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation and maintenance of transmission and distribution lines within the State of Arizona. The Company holds such valid franchises, certificates of convenience and necessity, certificates of environmental compatibility, licenses, consents and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, consent or permit is procured, (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise, license, consent or permit is procured, (iii) certain franchises, licenses, consents or permits may have expired prior to the renegotiation thereof, (iv) under A.R.S. Section 40-281.B, the Company may extend distribution facilities into areas contiguous to its certificates of convenience and necessity not already served by another electric utility without extending its existing certificates or obtaining new certificates, (v) certain minor defects and exceptions may exist that, individually and in the aggregate, are not deemed material and (vi) no representation is made regarding the geographical scope of any franchise, certificate, license, consent or permit that is not specific as to its geographical scope.

(s)            Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) or any director or officer of the Company, any of its subsidiaries or any of their respective Controlled Affiliates (each, a “Manager”) is a Person (as defined in Section 2(t)): (i) listed in the annex to the Executive Order (as defined in Section 2(u)) or identified pursuant to Section 1 of the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any Person listed in the annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (iii) with whom an Underwriter is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (iv) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (v) who is named as a “Specially Designated National or Blocked Person” on the most current list published by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) at its official website, at https://www.treasury.gov/ofac/downloads/sdnlist.pdf or any replacement website or other replacement official publication of such list; or (vi) who is owned or controlled by a Person listed above in clause (iii) or (v), and the Company, its subsidiaries and, to the knowledge of the Company, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(t)             Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective Controlled Affiliates or Managers: (i) is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC and any similar economic or financial sanctions or trade embargoes of the type described in Section 2(s), Section 2(t), Section 2(u) and Section 2(v) and imposed, administered or enforced from time to time by the United States government, including the United States Department of State (collectively, the “Sanctions”); (ii) is owned or controlled by, or acts on behalf of, any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof (each, a “Person”) that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is, or is owned or controlled by, a Person who is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria only until July 1, 2025); or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

(u)            None of the Company’s or its subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), if the result of such ownership would be that the Securities would be in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in the Company if the result of such interest would be that the offering and the issuance of the Securities would be in violation of law. The Company has not engaged in business with Embargoed Persons if the result of such business would be that the offering and the issuance of the Securities would be in violation of law. The Company will not, directly or indirectly, use the proceeds of the Securities, or contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (1) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (2) in any other manner that would result in a violation of Sanctions or laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption (collectively, the “Anti-Corruption Laws”) by any Person (including any Person holding the Securities). Neither the Company nor any Controlled Affiliate (A) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (B) to the knowledge of the Company, engages in any dealings or transactions, or is otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 2(u), the Company shall not be required to make any investigation into (x) the ownership of publicly traded stock or other publicly traded securities or (y) the beneficial ownership of any collective investment fund.

(v)            Neither the Company nor any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any of their Managers, has failed to comply with the United States Foreign Corrupt Practices Act, as amended from time to time, or any other applicable anti-bribery laws or Anti-Corruption Laws, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (each, a “Government Official”) while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (x) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (y) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (z) securing an improper advantage, in each case in order to obtain, retain or direct business.

(w)           The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The Company’s disclosure controls and procedures provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)            Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company has no knowledge of any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

Any certificate signed by an officer of the Company and delivered to the Representatives (or counsel for the Underwriters) in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Underwriter.

3.            Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the respective aggregate principal amounts of the Securities set forth opposite the names of the Underwriters in Exhibit A hereto at the respective purchase prices set forth therein, plus, in the case of the Reopened 2035 Notes, accrued interest from and including March 1, 2026 to but excluding the Closing Date. The time and date of delivery and payment with respect to the Securities shall be 10:00 a.m., New York City time, on August 13, 2026 or such other time and date as the Representatives and the Company may agree upon in writing (the “Closing Date”). It is understood that the Underwriters will offer the Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

The Securities to be purchased by each Underwriter on the Closing Date shall be in global form, registered in the name of Cede & Co. and shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of the respective Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 24 hours in advance. The Company will cause any certificates representing the Securities to be made available for checking and packaging at least 24 hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian.

4.            Covenants of the Company. The Company covenants and agrees with each Underwriter that, with respect to the offering of the Securities:

(a)            The Company will file any Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and will file such final term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule. The Company will file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations.

(b)            The Company will advise the Representatives promptly of any proposed amendment or supplementation of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus that it proposes to make between the date hereof and the Closing Date (other than any periodic report to be filed by the Company under the Exchange Act during such period). The Company will provide the Underwriters and their counsel with a draft of such amendment or supplement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Underwriters based on legal grounds. The Company will also advise the Representatives of the institution by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the initiation or threatening of any proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering known to the Company, or of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto and will use its best efforts to prevent the issuance of any such stop order or of any order preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to obtain as soon as possible its lifting, if issued.

(c)            The Company will pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Rules and Regulations.

(d)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will (i) notify the Underwriters of such event and (ii) prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 6.

(e)            The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives except as set forth on Exhibit C hereto.

(f)            The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Most Recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and will amend or supplement such Issuer Free Writing Prospectus to correct such conflict, statement or omission and the Company will comply with any filing requirements applicable to such amended or supplemented Issuer Free Writing Prospectus in accordance with the Rules and Regulations.

(g)            As soon as practicable, but not later than 18 months after the date hereof, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.

(h)            The Company will furnish to the Underwriters or the Representatives such copies of the Registration Statement (including one copy of the Registration Statement for the Representatives and for the counsel for the Underwriters, which is signed and includes all exhibits), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all amendments or supplements to such documents, as may be reasonably requested by the Underwriters or the Representatives, as the case may be; provided, that the Company will not be required to deliver documents filed by it pursuant to the Exchange Act and thereby incorporated by reference in the Prospectus.

(i)            The Company will arrange or cooperate in arrangements for the qualification of the Securities for sale under the securities or blue sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, that the Company shall not be required to qualify as a foreign corporation in any state, to consent to service of process in any state other than with respect to claims arising out of the offering or sale of the Securities or to meet other requirements deemed by it to be unduly burdensome.

(j)            The Company agrees to pay all costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) any rating of the Securities by investment rating agencies; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Securities; and (vii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 4(j), Section 7 and Section 8, the Underwriters will pay all of their own costs and expenses.

(k)            Prior to the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional debt securities of the Company (or warrants to purchase debt securities of the Company) that mature more than one year after the Closing Date and that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives.

(l)             During the period of two years after the date hereof, the Company will furnish to the Representatives and, upon request, each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent registered public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated. Information required to be delivered pursuant to this provision will be deemed to have been delivered on the date on which the information has been posted on the Company’s parent’s website at www.pinnaclewest.com or on the Commission’s public website, or at any other website accessible by the Representatives and identified in a notice sent by the Company to the Representatives.

(m)           If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such automatic shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds). If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such new shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds), and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References in this Section 4(m) to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)            If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such new registration statement or post-effective amendment prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds), (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the notice pursuant to Rule 401(g)(2) of the Rules and Regulations or for which the Company has otherwise become ineligible. References in this Section 4(n) to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o)            The Company shall use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

5.            Underwriter Free Writing Prospectus. Each Underwriter hereby agrees that, except for one or more term sheets containing the information set forth or referred to in Exhibit B hereto, it will not use, authorize use of, refer to or participate in the use of any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) one or more term sheets relating to the Securities that are not Issuer Free Writing Prospectuses and that contain preliminary terms of the Securities and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 4(a), (ii) a free writing prospectus that is not an Issuer Free Writing Prospectus and is not required to be filed with the Commission, (iii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iv) any Issuer Free Writing Prospectus prepared pursuant to Section 4(a) or Section 4(e) or (v) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6.            Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)            On the date hereof, the Representatives shall have received a letter in a form reasonably satisfactory to the Representatives, dated the date hereof, of Deloitte & Touche LLP, confirming that they are independent registered public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the applicable published rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) and stating to the effect that:

(i)            in their opinion, the financial statements and financial statement schedule audited by them and incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)           they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on any unaudited financial statements included in the Pricing Disclosure Package and the Prospectus;

(iii)          on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)            the unaudited financial statements, if any, included in the Pricing Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)            if any unaudited “capsule” information is contained in the Pricing Disclosure Package or the Prospectus, the unaudited operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C)            at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock or non-redeemable preferred stock of the Company or any increase in long-term debt of the Company or, at the date of the most recent available unaudited financial statements, there was any decrease in net current assets or common stock equity as compared with amounts shown in the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, except in all cases for changes, increases or decreases that result from the declaration or payment of dividends; or

(D)            for the period from the closing date of the latest income statement included in the Pricing Disclosure Package and the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Pricing Disclosure Package and the Prospectus, in the amounts of total revenues or net income;

except in all cases set forth in clause (C) and clause (D) above for changes, increases or decreases that the Pricing Disclosure Package and the Prospectus disclose have occurred or may occur or that are described in such letter; and

(iv)            they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Pricing Disclosure Package and the Prospectus shall be deemed included in the Pricing Disclosure Package and the Prospectus for purposes of this Section 6(a).

(b)            Any Preliminary Prospectus and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering shall have been initiated or threatened by the Commission and no order directed to the adequacy of any document incorporated by reference in any Preliminary Prospectus or the Prospectus shall have been issued. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or resolved to the reasonable satisfaction of the Representatives. The Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(c)            Subsequent to the execution of this Agreement and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the financial position, business or properties of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Securities, (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange or in the Company’s securities, (iii) there shall not have occurred, in respect of the Company’s securities, any downgrading or withdrawal, nor shall any notice have been given in respect of the Company’s securities of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, and there shall have been no public announcement that any of the Company’s securities have been placed on CreditWatch or Watchlist or under any similar surveillance or review, in each case with negative implications, by S&P Global Ratings, a division of S&P Global Inc., Moody’s Investors Service, Inc. or Fitch, Inc., (iv) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either federal or State of New York authorities, (v) there shall not have occurred any material disruption of commercial banking, settlements of securities or clearance services in the United States and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities. If the Underwriters elect not to purchase the Securities as a result of the occurrence of one of the events specified in this Section 6(c), the Representatives will promptly notify the Company.

(d)            The Underwriters shall have received an opinion of the General Counsel of the Company, dated the Closing Date, to the effect that:

(i)            the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in each of the Pricing Disclosure Package and the Prospectus, and the Company is duly qualified as a foreign corporation to do business, and is in good standing, in the States of California and New Mexico; the opinions expressed above as to the due organization, good standing and qualification of the Company are based solely on such counsel’s review of certain certificates of governmental authorities described in such opinion letter, copies of which have been made available to the Underwriters and their counsel, and such counsel’s opinions with respect to such matters are rendered as of the date of such certificates and are limited accordingly;

(ii)            the Securities have been duly authorized by all requisite corporate action on the part of the Company and have been duly executed, issued and delivered; the Securities constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus;

(iii)          the Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized by all requisite corporate action on the part of the Company and has been duly executed and delivered by the Company; and the Indenture constitutes a valid, binding and enforceable obligation of the Company;

(iv)          (a) with certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity and/or certificates of environmental compatibility from the ACC under A.R.S. Section 40-281.A and/or A.R.S. Sections 40-360, et seq., for construction of its lines, plant, services or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation and maintenance of transmission and distribution lines within the State of Arizona; and (b) the Company holds such valid franchises, certificates of convenience and necessity, certificates of environmental compatibility, licenses, consents and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (u) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, consent or permit is procured, (v) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise, license, consent or permit is procured, (w) certain franchises, licenses, consents or permits may have expired prior to the renegotiation thereof, (x) under A.R.S. Section 40-281.B, the Company may extend distribution facilities into areas contiguous to its certificates of convenience and necessity not already served by another electric utility without extending its existing certificates or obtaining new certificates, (y) certain minor defects and exceptions may exist that, individually and in the aggregate, are not deemed material and (z) such counsel need not express any opinion regarding the geographical scope of any franchise, certificate, license, consent or permit that is not specific as to its geographical scope;

(v)           the execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

(vi)          the issue and sale of the Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities do not violate or result in a breach of (a) the Articles of Incorporation, as amended, or Bylaws of the Company, (b) any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or (c) any federal or state law, rule or regulation applicable to the Company (excluding state securities and blue sky laws), except, in the case of clause (b) and clause (c) above, for any such violation or breach that is not reasonably likely to have a Material Adverse Effect;

(vii)         the issue and sale of the Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not cause a breach or default under (a) any agreement to which the Company is a party or by which the Company is bound that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 or the Company’s Current Reports on Form 8-K filed since the date of filing of the above-referenced Annual Report on Form 10-K, in each case pursuant to Item 601(b)(4), Item 601(b)(10) or Item 601(b)(99) of Regulation S-K or (b) any other indenture or mortgage or other deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of this clause (b), for any such breach or default that is not reasonably likely to have a Material Adverse Effect (it being understood that such counsel need express no opinion as to any breach or default (x) arising under or based upon any covenant of a financial or numerical nature or requiring computation or (y) otherwise not ascertainable from the face of any such agreement, this Agreement or the Indenture; and it being further understood that the opinion in clause (b) is based solely on such counsel’s personal knowledge after consultation with other lawyers under such counsel’s supervision who are responsible for legal review of contracts);

(viii)        no consent, approval, authorization, order, registration or qualification of or with any federal or state governmental authority is required for the issue and sale of the Securities, the execution and delivery of the Indenture or the consummation by the Company of the transactions contemplated by this Agreement, except (a) an order of the ACC authorizing the issuance and sale of the Securities and the execution and delivery of the Indenture on the terms and conditions in this Agreement, the Pricing Disclosure Package and the Prospectus, which order has been granted and is in full force and effect, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion, (c) the qualification of the Indenture under the Trust Indenture Act and (d) the registration under the Act of the Securities;

(ix)          the statements set forth in each of the Pricing Disclosure Package and the Prospectus under the captions “Description of APS Unsecured Debt Securities” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, are accurate and complete in all material respects;

(x)           the Company is not, and, after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xi)          to such counsel’s knowledge, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (it being understood that such counsel need express no opinion as to the statements of eligibility and qualification of the Trustee under the Trust Indenture Act);

(xii)         the Registration Statement was automatically effective upon filing; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; all material required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations has been filed with the Commission within the applicable time period prescribed for such filing by Rule 164 of the Rules and Regulations and Rule 433 of the Rules and Regulations (it being understood that such counsel need express no opinion as to any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations, that any Underwriter uses, authorizes the use of, refers to or participates in the use of, except for a “free writing prospectus” that is (a) permitted by Section 5 of this Agreement and (b) required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or threatened; and

(xiii)        the Registration Statement, as of the time it became effective, and the Prospectus, as of the date of such counsel’s opinion, in each case as amended by the Company’s Current Report on Form 8-K to be filed with the Commission on or prior to the Closing Date, with respect to the issuance and sale of the Securities, and other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; and, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements or other information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as expressly provided in Section 6(d)(ii) and Section 6(d)(ix), and has not independently verified any of such statements or other information, such counsel has no reason to believe that (in each case excluding (a) financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, (b) the Statement of Eligibility (Form T-1) of the Trustee under the Indenture, (c) the information contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of APS Unsecured Debt Securities − Global Securities”, (d) statements in or omissions from the Registration Statement, the Pricing Disclosure Package or the Final Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein and (e) the information contained in the Pricing Disclosure Package and the Prospectus under the caption “Certain Material United States Federal Income Tax Consequences”, as to all of which such counsel need express no opinion):

(A)            the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)            the Pricing Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)            the Prospectus, as of its date or at the date of such counsel’s opinion, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinion, (x) such counsel shall state that such opinion is limited to the federal laws of the United States and the law of the State of Arizona, (y) such counsel may rely to the extent such counsel deems appropriate upon the opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, as to all matters governed by the law of the State of New York and (z) such counsel may state that such counsel’s opinions are subject to certain customary assumptions and qualifications acceptable to the Underwriters and their counsel.

(e)            The Underwriters shall have received an opinion of Jennings Haug Keleher McLeod Waterfall LLP, New Mexico counsel for the Company, dated the Closing Date, to the effect that:

(i)            the Company is duly qualified to do business as a foreign corporation, and is in good standing, in the State of New Mexico; and

(ii)            the activities of the Company in the State of New Mexico to date do not constitute it a “public utility” as that term is defined in the relevant laws of the State of New Mexico, and, accordingly, no public utility franchises or certificates of convenience and necessity are necessary under New Mexico law with respect to the maintenance and operation of the Company’s property and business as now conducted in the State of New Mexico and no approval, authorization or consent of the New Mexico Public Regulation Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Securities on the terms and conditions set forth or contemplated in this Agreement, the Pricing Disclosure Package and the Prospectus or for the execution of the Most Recent Supplemental Indenture, except as may be required under New Mexico state securities or blue sky laws, as to which laws such counsel need express no opinion.

In giving such opinion, Jennings Haug Keleher McLeod Waterfall LLP may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely upon the certificates of public officials concerning the legal existence and good standing of the Company.

(f)            The Underwriters shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, an opinion or opinions, dated the Closing Date, with respect to such matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)            The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date, or, where applicable, as of such other date specified in such representation and warranty, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings or examinations for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto and (iv) subsequent to the date of the most recent financial statements in the Most Recent Preliminary Prospectus, there has been no material adverse change in or affecting the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package.

(h)            The Underwriters shall have received a letter of Deloitte & Touche LLP, dated the Closing Date, which meets the requirements of Section 6(a), except that the specified date referred to in Section 6(a) will be a date not more than three days prior to the Closing Date for the purposes of this Section 6(h).

(i)            The Underwriters shall have received evidence that the Securities have been assigned the ratings set forth in the free writing prospectus that contains the final terms of the Securities in the form set forth in Annex A hereto.

(j)            The Underwriters shall have received a certificate of the Chief Financial Officer, the Vice President of Finance or the Treasurer of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, in which such officer shall certify as to certain factual matters relating to the order of the ACC authorizing the issuance and sale of the Securities.

(k)            The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

7.            Indemnification and Contribution.

(a)            The Company will indemnify and hold harmless each Underwriter, its directors, officers and affiliates and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such directors and officers or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, such directors, officers and affiliates and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter, such directors, officers and affiliates or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, which information consists solely of the information specified in Section 7(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)            Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of text on the cover page of the Most Recent Preliminary Prospectus and the Prospectus and in the third paragraph, the fourth sentence of the fifth paragraph, the fifth sentence of the fifth paragraph, the sixth paragraph, the seventh paragraph and the eighth paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Most Recent Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or Section 7(b) except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any findings of fact or admissions of fault or culpability as to the indemnified parties.

(d)            If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability or action described in Section 7(a) or Section 7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or Section 7(b) on the following basis: (i) if such loss, claim, damage, liability or action arises under Section 7(a), then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability or action arises under Section 7(b), then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For purposes of clause (i) and clause (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

8.            Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities pursuant to this Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is 10% or less of the aggregate principal amount of Securities that the Underwriters are obligated to purchase, the Representatives (or, if there is no Representative, the Underwriters) may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing herein will relieve a defaulting Underwriter from liability for its default.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Securities are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in Section 6(c), the Company shall have no liability to the Underwriters except as provided in Section 4(j) and Section 7.

9.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4, and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.

10.          Notices. All communications hereunder relating to any offering of Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered or furnished by electronic communication (including fax or e-mail) and confirmed to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, fax: [***], email: [***], (ii) BMO Capital Markets Corp., 151 W. 42nd Street, 32nd Floor, New York, New York 10036 Attention: Legal Department, fax: [***], email: [***], (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax: [***], email: [***], (iv) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department, fax: [***], email: [***], (v) PNC Capital Markets LLC, 300 Fifth Avenue, Floor 10, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution, email: [***] and (vi) U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: High Grade Syndicate, fax: [***], email: [***]; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered, faxed or emailed and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004, or delivered, faxed or emailed and confirmed to the Company, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004, fax: [***], email: [***].

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in Exhibit A hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.          Representation of Underwriters. The Representatives may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon the Underwriters.

13.          Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument. The words “execution”, “signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

14.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.          WAIVER OF JURY TRIAL. THE COMPANY AND THE UNDERWRITERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.

16.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.          No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering and sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial and is based on arms’-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. To the full extent allowed by law, the Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.          Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

{Signature Pages Follow}

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Chris R. Bauer
Name: Chris R. Bauer
Title: Vice President and Treasurer

The foregoing Underwriting

Agreement is hereby confirmed and

accepted as of the date first above

written, on behalf of themselves and

the other several Underwriters named

in Exhibit A hereto.

Barclays Capital Inc.

BMO Capital Markets Corp.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

As Representatives of the several

Underwriters named in Exhibit A

hereto

Barclays Capital Inc.

By:	/s/ John Lembeck
Name: John Lembeck
Title: Managing Director

BMO Capital Markets Corp.

By:	/s/ Mark Spadaccini
Name: Mark Spadaccini
Title: Managing Director

{Signature Page to Underwriting Agreement}

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Natalie Smithson
Name: Natalie Smithson
Title: Vice President

PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name: Valeria Shadeck
Title: Managing Director

U.S. Bancorp Investments, Inc.

By:	/s/ Brent Kreissl
Name: Brent Kreissl
Title: Managing Director

{Signature Page to Underwriting Agreement}

Exhibit A

Underwriter	Principal Amount of Reopened 2035 Notes	Purchase Price for Reopened 2035 Notes*	Principal Amount of Series 2056 Notes	Purchase Price for Series 2056 Notes**
Barclays Capital Inc.	$16,500,000	$16,336,485	$99,000,000	$97,193,250
BMO Capital Markets Corp.	$16,500,000	$16,336,485	$99,000,000	$97,193,250
Citigroup Global Markets Inc.	$16,500,000	$16,336,485	$99,000,000	$97,193,250
Morgan Stanley & Co. LLC	$16,500,000	$16,336,485	$99,000,000	$97,193,250
PNC Capital Markets LLC	$16,500,000	$16,336,485	$99,000,000	$97,193,250
U.S. Bancorp Investments, Inc.	$16,500,000	$16,336,485	$99,000,000	$97,193,250
Academy Securities, Inc.	$1,000,000	$990,090	$6,000,000	$5,890,500
Total	$100,000,000	$99,009,000	$600,000,000	$589,050,000

* Reflecting a purchase price of 99.009% of the principal amount of the Reopened 2035 Notes, plus accrued interest from and including March 1, 2026 to but excluding the Closing Date.

** Reflecting a purchase price of 98.175% of the principal amount of the Series 2056 Notes.

A-1

Exhibit B

Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package

•	Final Pricing Term Sheet related to the Securities attached hereto as Annex A

Additional Information

•	None

B-1

Exhibit C

Issuer Free Writing Prospectuses Used by the Company

•	Final Pricing Term Sheet related to the Securities attached hereto as Annex A

B-1

Exhibit 1.1

ANNEX A

Final Term Sheet

Arizona Public Service Company

$100,000,000 5.50% Notes due 2035

$600,000,000 6.25% Notes due 2056

August 10, 2026

Issuer:	Arizona Public Service Company
Expected Ratings (Moody’s / S&P / Fitch):	__ (__) / __ (__) / __ (__) Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Trade Date:	August 10, 2026
Settlement Date:	August 13, 2026 (T+3)
Security:	5.50% Notes due 2035 (the “New 2035 Notes”) which will be part of the same series of debt securities issued on August 22, 2005 by the Issuer in the amount of $250,000,000 (the “Initial 2035 Notes”)	6.25% Notes due 2056
Principal Amount:	$100,000,000	$600,000,000
Interest Payment Dates:	March 1 and September 1, commencing September 1, 2026	February 15 and August 15, commencing February 15, 2027
Maturity Date:	September 1, 2035	August 15, 2056
Interest Rate:	5.50%	6.25%
Benchmark Treasury:	4.375% due May 15, 2036	4.750% due February 15, 2056
Benchmark Treasury Price / Yield:	97-15+ / 4.698%	92-17 / 5.251%
Spread to Benchmark Treasury:	+85 basis points	+107 basis points
Re-Offer Yield:	5.548%	6.321%
Authorized Denominations:	Minimum denomination of $1,000 and any integral multiple of $1,000 in excess thereof	Minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof
Public Offering Price:	99.659%, plus accrued interest from and including March 1, 2026 to but excluding the Settlement Date (such accrued interest totaling $2,475,000)	99.050%

Optional Redemption:	Make-whole call at any time at Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement dated August 10, 2026) plus 15 basis points	Make-whole call at any time prior to February 15, 2056 at Treasury Rate (as defined in the Preliminary Prospectus Supplement dated August 10, 2026) plus 20 basis points and, thereafter, at par
Qualified Reopening:	The offering of the New 2035 Notes is expected to qualify as a “qualified reopening” of the Initial 2035 Notes under U.S. Treasury regulations; see “Certain Material United States Federal Income Tax Consequences—Qualified Reopening of Reopened 2035 Notes” in the Preliminary Prospectus Supplement dated August 10, 2026	N/A
CUSIP/ISIN:	040555 CH5 / US040555CH53	040555 DL5 / US040555DL56
Joint Book-Running Managers:	Barclays Capital Inc. BMO Capital Markets Corp. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.
Co-Manager:	Academy Securities, Inc.

Arizona Public Service Company has filed a registration statement (including a prospectus, as supplemented) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents Arizona Public Service Company has filed with the SEC for more complete information about Arizona Public Service Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Arizona Public Service Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at (888) 603-5847, BMO Capital Markets Corp. toll-free at (888) 200-0266, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Morgan Stanley & Co. LLC toll free at (866) 718-1649, PNC Capital Markets LLC toll-free at (855) 881-0697 or U.S. Bancorp Investments, Inc. toll free at (877) 558-2607.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.